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                                                   						Exhibit 23 (b)

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 covering $200,000,000 principal amount of Baltimore Gas and Electric Company Medium-Term Notes, Series E (the "Registration Statement") of our reports, dated January 19, 1996, on our audits of the consolidated financial statements and financial statement schedule included on Form 10-K, and our audits of the consolidated financial statements included on Form 8-K (dated February 5, 1996) of Baltimore Gas and Electric Company and Subsidiaries, as of December 31, 1995 and 1994 and for the three years ended December 31, 1995 which is included in the Registration Statement on Form S-4 of Constellation Energy Corporation.

We also consent to the reference to our firm under the caption
"Experts" in this Registration Statement.


/s/ Coopers & Lybrand

COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
January 3, 1997